EXHIBIT 23.1
CONSENT OF INDEPENDENT ACCOUNTANTS
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-118746, 333-124105, 333-125423, 333-126821, 333-128031, and 333-131878) and Form S-8 (No. 333-132440) of Ashford Hospitality Trust of our report dated June 23, 2006 relating to the financial statements of W2001 PAC Realty Mezzanine, LLC, which appears in the Current Report on Form 8-K of Ashford Hospitality Trust dated April 19, 2006.
/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
San Francisco, CA
June 29, 2006

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